Exhibit 10.4
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                                                3715 West 14th Avenue
        europa trading                          Vancouver, British Columbia
        Europa Trade Agency Ltd.                Canada V6R 2W8

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June 13, 2004


Extreme Sports Nutrition, Inc.
2109 Keith Close
Burlington, Ontario, L7M 3H8


Attention: Stuart Lowther, President


Organic Milling Corp's Back to Nature Golf Nutrition System
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This letter is to confirm Europa Trade Agency Ltd.'s ("Europa") exclusive distributorship in relation to the Back to Nature Golf Nutrition System (the "Product"). Extreme Sports Nutrition, Inc. ("ESN") and Europa agree as follows:

     1. ESN hereby grants Europa exclusivity in Saskatchewan, Alberta, and British Columbia (the "Territories");

     2. The term of the distributorship will be one year from the date of this letter, and will renew automatically on each anniversary of the date of this letter for additional one-year terms;

     3. either Europa or ESN may terminate the distributorship on 120 days' written notice to the other;

     4.   Europa may engage subdistributors within the Territories;

     5. ESN grants Europa a first right of refusal to service the Territories, which Europa must exercise reasonably; and

     6. Europa may not assign its rights under this Agreement except with ESN's written consent, which consent may not be unreasonably withheld.

ESN warrants to Europa that it has the power and authority to enter into this agreement and grant the rights it grants hereunder.

Yours truly,


/s/ Thomas Lamb

Thomas Lamb, President
EUROPA TRADE AGENCY LTD.


Terms acknowledged and agreed:
EXTREME SPORTS NUTRITION, INC.


/s/ Stuart Lowther
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Stuart Lowther, President